Exhibit 99.1

INVESTOR FACT SHEET

NASDAQ: RSVR | Q2'FY24

First **female-founded and led publicly traded independent music company** in the U.S

Since its founding in 2007, Reservoir has grown to represent over 150,000 copyrights and 36,000 master recordings with titles dating as far back as 1900, and hundreds of #1 releases worldwide.

RESERVOIR SNAPSHOT

New York, NY	~$371M	65M	March 31st
Headquarters	Market Capitalization	Shares Outstanding	Fiscal Year End

Q2 Financial Performance

	Q2'FY24	Q2'FY23
Revenue	$38.4M	$33.3M
Operating Income	$6.1M	$6.6M
Adj. EBITDA	$15.9M	$12.8M

Overview

- Leading, diversified music publishing and recorded music business
- Highly accomplished, respected and award-winning platform
- Led by an experienced mgmt. team of music professionals with decades of experience at major music companies

TTM Revenue Breakout*



31% Recorded Music & Other
69% Publishing

*For the period ended 9.30.23

INVESTMENT HIGHLIGHTS

- Leading independent music company with proven platform
- Competitive advantages & value enhancement capabilities
- Proven M&A platform
- Evergreen catalog & contemporary hits
- Growing industry, supported by powerful secular tailwinds
- Strong growth & operating leverage model

ORGANIC REVENUE GROWTH

Growing industry supported by powerful secular tailwinds	Consistently outperforms the industry
7% (1)	**13%**
Industry Organic Revenue CAGR	Reservoir Organic Revenue CAGR
Fiscal 2018 - 2023	Fiscal 2018 - 2023

(1) Wall Street Research

FISCAL YEAR FINANCIAL SUMMARY

Revenue ($MM)



- Publishing
- Recorded Music & Other
$14
$66
$31
$77
$38
$84
2021
2022
2023

Gross Profit ($MM)



$47
$64
$74
2021
2022
2023

Adj. EBITDA ($MM)



$32
$41
$46
2021
2022
2023

Free Cash Flow ($MM)



$35
$40
$54
2021
2022
2023

Investor contact: Alpha IR Group - Jackie Marcus or Alec Steinberg - RSVR@alpha-ir.com

INVESTOR FACT SHEET

NASDAQ: RSVR | Q2'FY24

SECULAR GROWTH DRIVERS

1 Rise of digital & availability of streaming
- Digital CAGR: 11% (2023-30)

2 Growth of paid streaming subscribers
- Paid subs CAGR: 9% (2023-30)

3 Growth of streaming in emerging markets
- EM subscribers to make up 52% of all subscribers by 2030, up from 43% today

4 Expansion of emerging music monetization platforms
- TikTok, Triller, Supernatural, Roblox

5 Increased government intervention
- Curb piracy and improved monetization rates for content owners

6 Recovery in process across impacted royalty streams
- Gym/bars/restaurants, synch, music releases, live music

MUSIC PUBLISHING

- **150K+** copyrights
- **97%** catalog retention for over **10** years
- No musical composition accounts for more than **2%** of revenue

RECORDED MUSIC

- **36K+** sound recording copyrights
- **100%** ownership of each master recording typically
- No master recording accounts for more than **4%** of Net Label Share[1]

[1] Based on 80% of LTM Net Label Share (NLS) as of 6-30-23 excluding "Gangsta's Paradise"

PIPELINE & DEAL FLOW

232 NEW DEALS CONSIDERED IN **FY2023** → **97** OFFERS MADE **42%**[1] → **60** DEALS INTO EXCLUSIVITY **26%**[1] → **55** DEALS CLOSED **24%**[1]

120+ M&A targets in current pipeline as of 9/30/23 totaling **$2.0B+**

$757M Capital deployed since inception[2]

91% of gross profit and cost synergies should fall to Adj. EBITDA[3]

12% Unlevered IRR since 2007[4]

NOTABLE DEALS IN Q2'FY24

Joe Walsh



Rudy Perez



Brent Maher



Steph Jones



El Sawareekh



1 Based on total offers made, deals into exclusivity, and deals closed as a percentage of new deals considered in FY2023, respectively
2. As of 9-30-23
3. For the period FY18-FY23
4. IRR represents a net return on invested capital since inception (2007) by the majority shareholder marking the investment to market upon close of SPAC merger